UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

WILSON BANK HOLDING COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 16, 2020

Dear Shareholder,

As we previously indicated in the recent letter we sent to you announcing our first quarter results, the Board of Directors of Wilson Bank Holding Company has made the decision to move to a virtual-only annual shareholder meeting so we can maintain a safe environment for our shareholders and employees. While we are disappointed that we won’t be able to visit with you in person, public health concerns call for precaution at this time.

Attached to this letter is a notice containing additional details on how to attend and vote at the annual meeting. As discussed in more detail in the notice, you will need a control number to attend and vote. Your control number is included at the top of this letter.

Please review the attached notice carefully and call our Stock Department at (615) 443-5900 if you have any questions. We look forward to being with you, even if virtually, on April 28th at 7:00 P.M. In the meantime, please be sure to vote by proxy even if you plan to attend the annual meeting. For your convenience, this can be done online through the shareholder portal at wilsonbank.com, or you can submit your voting sheet in the mail.

Thanks in advance for your willingness to participate in a new way this year due to the effects of the COVID-19 global pandemic.  We continue to be grateful for your investment in, and support of, Wilson Bank Holding Company.

Sincerely,

WILSON BANK HOLDING COMPANY

John McDearman, III	Jimmy Comer
President/CEO	Chairman

Wilson Bank Holding Company

623 West Main Street

Lebanon, Tennessee 37087

ADDITIONAL INFORMATION REGARDING

THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 28, 2020

_______________

April 16, 2020

_______________

The following Notice of Change of Location relates to the definitive proxy statement of Wilson Bank Holding Company (the “Company”), dated March 27, 2020 (the “Proxy Statement”), furnished to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Tuesday, April 28, 2020 (the “Annual Meeting”). These definitive additional materials are being filed with the Securities and Exchange Commission and are first being made available to shareholders on or about April 16, 2020.

PLEASE READ THE FOLLOWING NOTICE CAREFULLY IN CONJUNCTION WITH

THE PROXY STATEMENT.

______________________________

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 28, 2020

To the shareholders of

Wilson Bank Holding Company:

In an effort to support the health and well-being of our shareholders, employees, partners and communities, in light of developments regarding the ongoing novel coronavirus, or COVID-19, global pandemic, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Wilson Bank Holding Company (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Tuesday, April 28, 2020 at 7:00 P.M. Central Daylight Time. However, the Annual Meeting now will be held solely by remote communication, in a “virtual only” format. Shareholders will not be able to attend the Annual Meeting in person.

As described in the proxy materials that were previously distributed in connection with the Annual Meeting (the “Proxy Materials”), all shareholders of record of our common stock as of the close of business on February 25, 2020 (the “Record Date”) are entitled to participate in the Annual Meeting. Shareholders can register for the virtual Annual Meeting at https://register.proxypush.com/WBHC. Registration must be completed by Monday, April 27th at 4:00 PM CDT if you would like to attend our virtual meeting. Everyone who has registered will receive an email one hour prior to the meeting time with a link that can be used to access the virtual meeting. This email will also contain a technical support phone number should you require assistance in accessing the meeting.

To join the meeting as a “Shareholder,” you will be required to have a control number. The control number can be found on the letter accompanying this notice. Once properly admitted to the meeting, all shareholders of record as of the Record Date will be able to vote their shares by following the instructions that will be available on the virtual meeting website beginning at 6:45 P.M. Central Time on April 28, 2020 through the conclusion of the Annual Meeting.

It is important that you read the Proxy Materials and we encourage you to vote your shares of common stock in advance of the Annual Meeting by one of the methods described in the Proxy Materials. If you have already voted, you do not need to take any action unless you wish to change your vote. Proxy voting forms already returned by shareholders will remain valid and will be voted at the virtual Annual Meeting unless revoked. The proxy card included with the Proxy Materials will not be updated to reflect the change in location. You may continue to use the proxy card to vote your shares of common stock in connection with the Annual Meeting.

WHETHER OR NOT YOU PLAN TO LOG IN TO THE VIRTUAL ANNUAL MEETING, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY IN ADVANCE OF THE MEETING BY ONE OF THE METHODS DESCRIBED IN THE PROXY MATERIALS.

Date: April 16, 2020

BY ORDER OF THE BOARD OF DIRECTORS

Lisa Pominski

Secretary

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 28, 2020: Our 2020 Proxy Statement and 2019 Annual Report are available free of charge on our website at www.wilsonbank.com.